EXHIBIT 23.3a

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-104656 of NovaStar Financial, Inc. (the “Company”) on Form S-3 of our report dated February 14, 2003 appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2002, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/    DELOITTE & TOUCHE LLP

Kansas City, Missouri

May 21, 2003